UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 24, 2003

Commission File Number 001-31513

WELLCHOICE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	71-0901607
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification Number)

11 WEST 42ND STREET NEW YORK, NEW YORK	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 476-7800

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Item 7.	Pro Forma Financial Information and Exhibits.

(c) Exhibits. The following exhibit to this Current Report on Form 8-K is not being filed but is being furnished pursuant to Item 9 below:

Exhibit No.	Description

99.1	Press release dated July 24, 2003, announcing the 2003 second quarter financial results.

Item 9.	Regulation FD Disclosure.

The following information is furnished pursuant to this Item 9, “Regulation FD Disclosure” and Item 12, “ Disclosure of Results of Operations and Financial Condition.”

On July 24, 2003, WellChoice, Inc., a Delaware corporation, issued a press release announcing its 2003 second quarter financial results. A copy of the press release is included as Exhibit 99.1 to this report.

To supplement the consolidated financial results as determined in accordance with generally accepted accounting principles or GAAP, the press release also presents the following non-GAAP financial information, which management believes provides useful information to investors:

The administrative expense ratio, which represents administrative and conversion and IPO expenses as a percentage of premiums earned and administrative service fees, has been presented on a premium equivalent basis. Premium equivalents are obtained by adding to our administrative service fees the amount of paid claims attributable to our self-funded health business pursuant to which we provide a range of customer services, including claims administration and billing and membership services. Administrative expense ratio—premium equivalent basis is determined by dividing administrative and conversion and IPO expenses by premium equivalents plus premiums earned for the relevant periods. We present the administrative expense ratio on a premium equivalent basis because that ratio enables us to measure administrative expenses relative to the entire volume of insured and self-funded business serviced by us and is commonly used in the health insurance industry and by investors to compare operating efficiency among companies.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 24, 2003	WELLCHOICE, INC. (Registrant)

	By:	/S/ JOHN REMSHARD
John Remshard Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated July 24, 2003, announcing the 2003 second quarter financial results.

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